UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On September 25, 2017, Jaguar Health, Inc. (the “Company”) announced that its wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), entered into the Termination, Asset Transfer and Transition Agreement (the “Agreement”), dated September 22, 2017 (the “Transfer Date”), with Glenmark Pharmaceuticals Ltd. (“Glenmark”). Glenmark is Napo’s primary manufacturer of crofelemer, the active pharmaceutical ingredient (API) in Mytesi®, the Company and Napo’s human prescription drug product approved by the U.S. Food and Drug Administration. The Agreement supersedes the Collaboration Agreement, dated July 2, 2005, by and between Napo and Glenmark (the “Collaboration Agreement”) and returns to Napo certain rights which Napo licensed to Glenmark pursuant to the Collaboration Agreement related to the development and commercialization of crofelemer for certain specified human indications in India and 140 other countries largely in developing regions (the “Transferred Assets”).

As a result of the execution of the Agreement, the Company, through Napo, now controls commercial rights for Mytesi® for all indications, territories and patient populations globally, and also holds commercial rights to the existing regulatory approvals for crofelemer in Brazil, Ecuador, Zimbabwe and Botswana.

In consideration for Glenmark’s assignment and transfer of the Transferred Assets to Napo, Napo agreed to pay Glenmark in cash, within 45 days after receipt by Napo, 25% of any payment that Napo receives from a third party to whom Napo grants a license or sublicense or with whom Napo partners in respect of, or sells or otherwise transfers any of the Transferred Assets, subject to certain exclusions, until Glenmark has received a total of $7 million. As additional consideration for the assignment and transfer of the Transferred Assets, Napo agreed (i) to enter into, within 90 days after the Transfer Date, a manufacturing and supply agreement with Glenmark for crofelemer, which will be manufactured at either or both of Glenmark’s facilities in India and (ii) to transfer and assign to Glenmark all right, title and interest in and to certain required dedicated equipment used to manufacture crofelemer located at Glenmark’s Ankleshwar facility, subject to certain conditions.

On September 25, 2017, the Company issued a press release announcing the Agreement.  The Company is furnishing a copy of the press release, which is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 25, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: September 25, 2017	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

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